SUB-ITEM 77Q3

AIM Conservative Allocation Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 6/30/2009
File number:  811-2699
Series No.:   13

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        8,634
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                        1,896
        Class C                        2,679
        Class R                          529
        Class Y                           77
        Institutional Class                5


74V.  1 Net asset value per share (to nearest cent)
        Class A                         8.80
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         8.71
        Class C                         8.71
        Class R                         8.76
        Class Y                         8.81
        Institutional Class             8.74